EXHIBIT 10.1

AFFILIATE AGREEMENT

Kentucky Bancshares, Inc.

Attention:	Louis Prichard
President and Chief Executive Officer

339 Main Street
Paris, Kentucky 40361

Gentlemen:

The undersigned is a shareholder and a director of (i) Madison Financial Corporation (“MFC”), a Kentucky corporation, or (ii) the subsidiary of MFC, Madison Bank (“MB”).  Pursuant to the transactions described in the Agreement and Plan of Share Exchange, dated as of January 21, 2015 (the “Agreement”), by and between MFC and Kentucky Bancshares, Inc. (“KBI”), all of the outstanding shares of MFC Common Stock will be acquired by KBI pursuant to a statutory share exchange (the “Share Exchange”) for the Common Stock Consideration. This Affiliate Agreement represents an agreement between the undersigned and KBI regarding certain rights and obligations of the undersigned in connection with the Share Exchange.

In consideration of the benefits the undersigned will receive under the Share Exchange as a shareholder of MFC and the mutual covenants contained herein, the undersigned and KBI hereby agree as follows:

1.             Vote on the Share Exchange.

(a)           The undersigned agrees that, at any time the Agreement remains in effect, he or she will vote all shares of MFC Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement, unless KBI is then in breach or default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of MFC Common Stock over which he or she has or shares voting power solely in a fiduciary capacity on behalf of any Person other than MFC, if the undersigned determines, in good faith after consultation and receipt of an opinion of counsel, that such a vote would cause a breach of fiduciary duty to such other Person.

(b)           KBI acknowledges that the undersigned is not making any agreement pursuant to this Section 1 or any other Section of this Letter Agreement in his capacity as a director or officer of MFC and that the undersigned is agreeing to the voting provisions of this Section 1 solely in his or her capacity as the beneficial or record owner of shares of MFC Common Stock and nothing herein shall limit or in any way affect any actions taken by the undersigned in his or her capacity as a director or officer of MFC.  Nothing herein shall limit or affect MFC’s rights in connection with the Agreement.

(c)           The obligation of the undersigned pursuant to this Section 1 is subject to the absence of any of the following changes (by amendment, waiver or otherwise) to the Agreement: (i) any decrease in the Common Stock Consideration not contemplated by the Agreement; (ii) any change in the form of the Common Stock Consideration; or (iii) any change in the Agreement or the structure of the transactions contemplated thereby that would, in the judgment of the undersigned, adversely affect the tax consequences to the undersigned from the Agreement.

2.             Restriction on Transfer.  The undersigned further agrees that he or she will not, without the prior written consent of KBI (which consent may be withheld for any reason or no reason), transfer any shares of MFC Common Stock prior to the Effective Date, except by operation of law, by will, or under the laws of descent and distribution.

3.             Affiliate Status.  The undersigned understands and agrees that as to MFC the undersigned is an “affiliate” (a “MFC Affiliate”) as defined in Rule 405 of the Rules and Regulations of the SEC under the 1933 Act, and the undersigned anticipates that the undersigned will be such an “affiliate” at the time of the Share Exchange.

4.             Confidentiality Agreement.  After the Effective Time, the undersigned shall not disclose or use or otherwise exploit (for his own benefit or the benefit of any other Person) at any time, any Confidential Information of which the undersigned became aware while a director or employee of MFC or MB, whether or not any such information was developed by him or her unless required by Law to do so.  For purposes of this Agreement, “Confidential Information” shall mean all non-public, proprietary information of or respecting MFC, MB or any Affiliate, including, without limitation, manner of operations, financial information and customer lists, records and relationships, other than information which, at the time of such disclosure or use, exists in the public domain through no breach or violation by the undersigned of this Affiliate Agreement or the undersigned’s duties or contractual obligations to MFC or MB.  For the avoidance of doubt, nothing contained herein shall prevent any disclosure of information required by Law or any disclosure by the undersigned in his or her capacity as an officer or director of MFC or its subsidiaries.

5.             Restrictive Covenants.

(a)           Acknowledgments.  The undersigned acknowledges that, except as otherwise contemplated by Section 5(c), (i) his or her services with MFC or MB were of a special, unique and extraordinary character and that his or her position with MFC or MB placed him or her in a position of confidence and trust with the customers of MFC and MB and allowed him or her access to Confidential Information, (ii) he or she will benefit from the consummation of the transactions contemplated under the Share Exchange, (iii) he or she would not have had significant contact with any MFC or MB customers if not for his or her service as a director or officer of MFC or MB and the name, reputation and for the goodwill of MFC or MB, (iv) the nature and periods of restrictions imposed by the covenants contained in this Section 5 are fair, reasonable and necessary to protect and preserve for KBI (A) the customer relationships developed by MFC or MB through significant time and expense and (B) the benefits of the undersigned’s service with MFC or MB, (v) KBI and its Affiliates would sustain great and irreparable loss and damage if the undersigned were to breach any of such covenants, (vi) KBI and its Affiliates conduct their business actively in and throughout the entire Territory (as herein defined) and (vii) the Territory is reasonably sized.

(b)           Covenants.  Having acknowledged the foregoing, the undersigned covenants and agrees with KBI that, subject to Section 5(c), he or she will not, directly or indirectly, from the date hereof through the second anniversary of the Closing Date, engage in any of the following:

(i)            attempt in any manner to cause or otherwise encourage any employee of MFC, MB, KBI or KB to leave the employ of MFC, MB, KBI or KB;

(ii)           engage in, own, manage, operate, or control as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any Person which is, at the time engaged in the Competitive Business within the Territory (provided, however, that the undersigned may own, solely as a passive investment, securities of any Person which are traded on a national securities exchange or in the over-the-counter market if the undersigned does not own more than 5% of any class of securities of such Person);

(iii)          solicit, divert, or take away, or attempt to solicit, divert or take away, the business of any of the customers, borrowers or depositors of MB or KB, or any prospective customers, borrowers or depositors which were solicited by MB while the undersigned was a director or executive officer of MFC or MB, for the purpose of selling to or servicing for any such customer, borrower or depositor or prospective customer, borrower or depositor any Competitive Business product or service; or

(iv)          cause or attempt to cause any of the foregoing customers, borrowers or depositors or prospective customers, borrowers or depositors to refrain from maintaining or acquiring from or through MFC, MB, KBI or KB any Business product or service, and will not assist any other Person or Persons to do so.

(c)           Exceptions.  Notwithstanding the foregoing, nothing contained in this Section 5 shall: (i) require the undersigned to divest or otherwise sell any shares owned as of the date of this Agreement (provided the undersigned has given KBI a written description of such shares including the undersigned’s ownership thereof prior to the date of this Agreement); or (ii) prohibit the undersigned from providing legal, tax, insurance, stock brokerage, accounting or engineering professional advisory services to any person, including any person who is, may be, may have been or may become a competitor, customer or employee of MFC, MB, KBI or KB or who may engage in a Competitive Business within the Territory.  The parties acknowledge that both Michael Eaves and Stuart Olds practice in law in the Territory and Mike Eidson provides engineering services in the Territory and each currently represents or provides services to (and will continue to represent and provide services to) other banks and financial institutions and agree that nothing contained herein will restrict or limit their ability to do so.  For the avoidance of doubt, nothing contained herein restricts in any way MFC or its Subsidiaries or actions by the undersigned in his or her capacity as an officer or director of MFC and/or its Subsidiaries prior to the Effective Time.

(d)           Definitions.  For purposes of this Agreement,

(i)            the “Territory” shall mean that area comprised of all points in Madison County, Kentucky  and in all Kentucky counties contiguous to Madison County.  The undersigned shall be prohibited from maintaining a business address within such Territory if he or she is engaged in any of the prohibited activities enumerated in Subsection 5(b)(ii) hereof at such address, and he or she shall also be prohibited from engaging in any of the activities enumerated in Subsection 5(b)(ii) hereof within such Territory even if the undersigned maintains a business or residential address outside said Territory; and

(ii)           the “Competitive Business” shall mean the business or operations customarily conducted by a bank, thrift, credit union, mortgage bank, industrial bank, finance company or bank holding company.

(e)           Injunctive Relief; Invalidity of Any Provision.  The undersigned acknowledges that his or her breach of any covenant contained in this Section 5 will result in irreparable injury to KBI and its Affiliates and that KBI’s and the Affiliates’ remedy at Law for such a breach will be inadequate.  Accordingly, the undersigned agrees and consents that KBI or any of its Affiliates, in addition to all other remedies available to any of them at Law, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the undersigned of any covenant contained in this Section 5.  If any provision of this Section 5 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable.  The parties further agree to execute all documents necessary to evidence such amendment.

(f)            Rights Cumulative.  The rights and remedies of KBI and its Affiliates under this Section 5 are in addition to, and cumulative of, any other rights and remedies that KBI and its Affiliates may have by Law with respect to this Agreement.  The parties further agree that in the event of a breach by the undersigned of Section 5(b) hereof, the period set forth in Section 5(b) hereof shall not begin until the undersigned permanently ceases his breach thereof.

6.             Termination.  Section 1 of this Affiliate Agreement shall terminate upon the earlier to occur of (a) the termination of the Agreement by KBI or MFC in accordance with its terms pursuant to Section 10.1 thereof and (b) the Effective Time.  All other provisions of this Affiliate Agreement shall terminate upon the termination of the Agreement by KBI or MFC in accordance with its terms pursuant to Section 10.1 thereof.  Upon termination, this Affiliate Agreement shall have no further force or effect.

7.             Entire Agreement; Modification; Waiver.  This Affiliate Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, whether written or oral.  No supplements, modification, or amendment of this Affiliate Agreement shall be binding unless executed in writing by all parties hereto.  No waiver of any of the provisions of this Affiliate Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

8.             Successors and Assigns; Assignment.  This Affiliate Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns; provided, however, that this Affiliate Agreement is intended to be personal to the undersigned and the rights and obligations of the undersigned hereunder may not be assigned or transferred by him, and the rights and obligations of KBI or its Affiliates hereunder may not be assigned or transferred by it, without the prior written consent of the other party hereto.

9.             Governing Law.  This Affiliate Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky without taking into account provisions regarding choice of Law or conflicts of Law, except to the extent certain matters may be governed as a matter of law by federal Law.

10.          Execution in Counterparts.  This Affiliate Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

11.          Severability of Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Affiliate Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

12.          WAIVER OF JURY TRIAL.  THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING HEREUNDER.

13.          Third Party Beneficiaries.  Each Affiliate of KBI shall be deemed to be a third party beneficiary of the rights of KBI hereunder.

14.          Capitalized Terms. All capitalized terms in this Affiliate Agreement shall have the same meanings as given such terms under the Agreement.

This Affiliate Agreement is executed as of the      day of                     , 2015.

Very truly yours,

Signature

Printed Name

Address

Telephone Number

AGREED TO AND ACCEPTED as of                                , 2015
KENTUCKY BANCSHARES, INC.

By:
Louis Prichard
President and Chief Executive Officer